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                                                                   EXHIBIT 3.122

                                  B Y - L A W S

                                       of

              OWENS - ILLINOIS SPECIALTY PRODUCTS PUERTO RICO, INC.

          The Bylaws are adopted by this Corporation and are supplemental to the New Jersey Business Corporation Act as the same shall from time to time be in effect.

ARTICLE I.  SHAREHOLDERS AND DIRECTORS

     SECTION 101.1. PLACE OF SHAREHOLDERS' MEETINGS. All meetings of the shareholders shall be held at such place or places, within or without the State of Incorporation, as shall be fixed by the Board of Directors from time to time.

     SECTION 101.2. ANNUAL SHAREHOLDERS' MEETING. The annual meeting of the shareholders, for the election of directors and the transaction of such other business as may properly be brought before such meeting, shall be held on such date as the Board of Directors may from time to time fix within each fiscal year of the Corporation.

     SECTION 101.3. QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.

     SECTION 101.4. CONDUCT OF SHAREHOLDERS' MEETINGS. The Chairman of the Board or President shall preside at all shareholders' meetings. In the absence of the President, the Chairman of the Board, if any, shall preside or, in his absence, any officer designated by the Board of Directors. The officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

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     SECTION 102.1.  NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than three (3) or more than fifteen (15) directors with the actual number to be fixed by the Board of Directors from time to time.

     SECTION 102.2. TERM OF DIRECTORS. Each director shall hold office until the end of the term for which he is elected and until his successor is elected and qualified, or until his death, resignation or removal, whichever first occurs.

     SECTION 102.3. FILLING OF DIRECTORSHIPS. Any directorship to be filled by reason of an increase in the number of directors or a vacancy shall be filled by the Board of Directors.

     SECTION 102.4. COMPENSATION OF DIRECTORS. Unless the Board of Directors shall otherwise determine, directors shall not be entitled to any compensation for their services as directors.

     SECTION 103.1. ANNUAL MEETING OF DIRECTORS. An annual meeting of the Board of Directors shall be held in each fiscal year of the Company immediately following the annual meeting of shareholders.

     SECTION 103.2. MEETING OF DIRECTORS. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be called by the President or by at least one-third of the directors upon twenty-four hours prior notice. A majority of the members of the Board of Directors shall constitute a quorum.

     SECTION 103.3. NOTICE OF SPECIAL MEETING OF DIRECTORS. Whenever notice of a special meeting of the Board of Directors in required, such notice may be given by oral communication or by letter, telegram or cable.

     SECTION 103.4. COMMITTEES. The Board of Directors may appoint from its members one or more committees, each of which shall have two or more members.

ARTICLE II.  OFFICERS.

     SECTION 201. THE OFFICERS. The Corporation shall have a President, a Secretary and a Treasurer, and may have, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.

     SECTION 202. ELECTION OF OFFICERS. The Chairman of the Board, if any, President, Vice-Presidents, if any, Secretary and Treasurer of the Corporation shall be elected by the Board of Directors at its first meeting held after each annual meeting of the shareholders. Each officer shall hold office for the term

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for which he is elected and until his successor is elected and qualified, or until his death, resignation or removal, whichever first occurs. Any assistant officer may be appointed by the Board of Directors or the President at the time, and for such term as the Board or the President shall designate.

     SECTION 203. COMPENSATION. Unless otherwise provided by the Board of Directors, the compensation of officers and assistant officers of the Corporation shall be fixed by the President.

     SECTION 204. CHAIRMAN OF THE BOARD/PRESIDENT. As determined by the Board, the Chairman of the Board or the President shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors and such limitations as may be provided by the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. As authorized by the Board of Directors, the Chairman of the Board or President shall execute and seal, or cause to be sealed, all instruments, requiring such execution, except to the extent that signing and execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Upon request to the Board of Directors, they shall report to the Board all matters which the interest of the Corporation may require to be brought to their notice.

     SECTION 205. VICE-PRESIDENT, SECRETARY, TREASURER AND ASSISTANT OFFICERS. The Vice-President or Vice-Presidents, Secretary, Treasurer and any Assistant Secretary or Treasurer shall perform such duties as may be prescribed by the Chief Executive Officer or the Board of Directors and shall act under the direction of the Chief Executive Officer.

     At the request of the President, any officer may, in the case of the President's absence or inability to act, temporarily act in his place. In the case of the death of the President or his inability to act without having designated an officer to act temporarily in his place, the officer to perform the duties of the President shall be designated by the Board of Directors.

ARTICLE III.  INDEMNIFICATION.

     SECTION 301. MANDATORY INDEMNIFICATION. The Corporation shall, to the full extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil or criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Corporation or of any of its subsidiaries.

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     SECTION 302. OPTIONAL INDEMNIFICATION. In all situations in which indemnification is not mandatory under Section 301 hereof, the Corporation may, to the full extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, indemnify all persons whom it is empowered to indemnify pursuant thereto.

ARTICLE IV.  SHARES OF CAPITAL STOCK.

     SECTION 401. SIGNATURES OF SHARE CERTIFICATES. Except as otherwise permitted by law, each share certificate shall be signed by the Chairman of the Board or the President or a Vice-President, and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 402. LOST OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) filed with the Stock Transfer Agent an appropriate indemnify bond; and (c) satisfied any other reasonable requirements fixed by the Board of Directors.

ARTICLE V.  EMERGENCIES.

     SECTION 501. EMERGENCY BYLAWS. In the event of any emergency resulting from an attack on the United States or any nuclear or atomic disaster, and during the continuance of such emergency, the following Bylaws provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

          (a) A meeting of the Board of Directors or of any committee thereof may be called by an officer or director upon one hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

          (b) The director or directors in attendance at the meeting of the Board of Directors or of any committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

ARTICLE VI.  AMENDMENTS.

     SECTION 601. AMENDMENT BY SHAREHOLDERS OR BOARD OF DIRECTORS. These bylaws may be amended or repealed and new bylaws adopted by the Board of Directors or by the Shareholders.

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     SECTION 602.  RECORDING AMENDMENTS. The text of all amendments to these bylaws shall be attached to the bylaws with a notation of the date of each such amendment and a notation of whether such amendment was adopted by the Shareholders or the Board of Directors.

ARTICLE VII. ADOPTION OF BY-LAWS AND RECORD OF AMENDMENTS THERETO.

     SECTION 701.  ADOPTION AND EFFECTIVE DATE. These by-laws have been adopted
as the by-laws of the Corporation this           day of             and shall be
effective as of said date.

     SECTION 702.  AMENDMENTS TO BY-LAWS.

SECTION AMENDED                   DATE AMENDED                  ADOPTED BY